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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CPI Holdco, Inc.:

We consent to the use of our reports included in the Registration Statement on Form S-4 relating to Communications & Power Industries, Inc.'s offer to exchange an aggregate of $125,000,000 in principal amount of its 8% Senior Subordinated Notes Due 2012 for its outstanding 8% Senior Subordinated Notes Due 2012 (the "Registration Statement") and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                            /s/ KPMG LLP

Mountain View, California
March 19, 2004